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                                                                   Exhibit 3-119
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

Microfilm Number------------             Filed with the Department of State on AUG 24 1999

Entry Number 2894384                     /s/ [graphic of signature]
                                         ---------------------------------------
                                         Secretary of the Commonwealth



                      ARTICLES OF INCORPORATION-FOR PROFIT
                 DSCB:15-1306/2102/2303/2702/2903/7102a(Rev90)


Indicate type of domestic corporation (check one):


|x| Business-stock (15 Pa. C.S. ss. 1306)               |_| Management (15 Pa. C.S. ss. 2702)

|_| Business-nonstock (15 Pa. C.S. ss. 2102)            |_| Professional (15 Pa. C.S. ss. 2903)

|_| Business-statutory close (15 Pa. C.S. ss. 2303)     |_| Cooperative (15 Pa. C.S. ss. 7102A)



     In compliance with the requirements of the applicable provisions of 15 Pa. C.S. (relating to corporations and unincorporated associations) the undersigned, desiring to incorporate a corporation for profit hereby state(s) that:

1.   The name of the corporation is Genesis SelectCare Corp.

2. The (a) address of the corporation's initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

     (a)  101 E. State Street, Kennett Square, PA-19348               Chester
          ----------------------------------------------------------------------
          Number and Street        City        State        Zip        County

     (b)  c/o:
          ----------------------------------------------------------------------
          Name of Commercial Registered Office Provider                County

     For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The corporation is incorporated under the provision of the Business Corporation Law of 1988.

4. The aggregate number of shares authorized is: 1,000 (other provisions, if any, attach 8 1/2 x 11 sheet)

5. The name and address, including street and number, if any, of each incorporator is:

     Name                Address
     -----------------   -------------------------------------------------------
     Lisa C. Holahan     101 E. State Street, Kennett Square, PA 19348
     -----------------   -------------------------------------------------------
     ---------------------------------------------------------------------------
6.  The specific effective date, if any, is
                                           -------------------------------------
                                             month day year hour, if any

7. Any additional provisions of the articles, if any, attach an 8 1/2 x 11 sheet.

8. Statutory close corporations only: Neither the corporation nor any shareholder shall make an offering of any of its shares of any class that would constitute a "public offering" within the meaning of the Securities Act of 1933 (15 U.S.C. ss. 77a et seq.).

DSCB:15-1306/2102/2303/2702/2903/7102A(Rev90)-2

9.   Cooperative conporations only: (Complete and strike out inapplicable term)The common bond of membersip among its members/shareholders is
                                                                         -------

IN TESTIMONY WHEREOF, the incorporator(s) has (have) signed these Articles of Incorporation this 23rd day of August 1999

/s/ [graphic of signature]
------------------------------                    ------------------------------
       (Signature)                                        (Signature)